As filed with the Securities and Exchange Commission on May 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

85-3911080

(I.R.S. Employer Identification Number)

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(844) 304-2048

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N. Anthony Coles, M.D.

Chief Executive Officer

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(844) 304-2048

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable Arthur R. McGivern Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Scott M. Akamine John Mei Cerevel Therapeutics Holdings, Inc. 222 Jacobs Street, Suite 200 Cambridge, MA 02141 (844) 304-2048

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 10, 2022

PROSPECTUS

76,781,567 Shares of Common Stock

This prospectus covers the offer and resale, from time to time, by the selling stockholders named in this prospectus, or the Selling Stockholders, or any of their pledgees, donees, assignees and successors-in-interest, or collectively, the permitted transferees, of up to 76,781,567 shares of our common stock. The shares of common stock being registered hereby were originally acquired in various transactions from August 2018 through November 2020. We are registering their offer and resale to satisfy certain registration rights we have granted to the Selling Stockholders under a registration and shareholder rights agreement we entered into with the Selling Stockholders.

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for any underwriting discounts and commissions and transfer taxes related to the offer and sale of their shares of common stock pursuant to this prospectus.

The Selling Stockholders and any of their permitted transferees may offer and sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for additional information.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CERE”. On May 9, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $22.18 per share.

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully read the section entitled “Risk Factors” on page 4 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders and their permitted transferees may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.”

More specific terms of any shares of common stock that the Selling Stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different or additional information. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the section titled “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context indicates otherwise, as used in this prospectus, the terms “us,” “our,” “Cerevel,” “we,” the “company” and similar designations refer to Cerevel Therapeutics Holdings, Inc. and its consolidated subsidiaries.

THE COMPANY

Overview

We are a clinical-stage biopharmaceutical company pursuing a targeted approach to neuroscience that combines a deep understanding of disease-related biology and neurocircuitry of the brain with advanced chemistry and central nervous system target receptor selective pharmacology to discover and design new therapies. We seek to transform the lives of patients through the development of new therapies for neuroscience diseases, including schizophrenia, epilepsy and Parkinson’s disease. We have built a highly experienced team of senior leaders and neuroscience drug developers who combine a nimble, results-driven biotech mindset with the proven expertise of large pharmaceutical company experience and capabilities in drug discovery and development.

Our portfolio of product candidates is based on a differentiated approach to addressing neuroscience diseases, which incorporates three key pillars: (1) targeted neurocircuitry, where we seek to unlock new treatment opportunities by precisely identifying and targeting the neurocircuit that underlies a given neuroscience disease, (2) receptor subtype selectivity, where we selectively target the receptor subtype(s) related to the disease physiology to minimize undesirable off-target effects while maximizing activity and (3) differentiated pharmacology, where we design full and partial agonists, antagonists and allosteric modulators to precisely fine-tune the receptor pharmacology and neurocircuit activity to avoid over-activation or over-suppression of the endogenous physiologic range. In addition, our portfolio is supported by robust data packages and rigorous clinical trial execution designed to elucidate the key points of differentiation for our compounds. We believe that this science-driven approach is critical to achieving optimal therapeutic activity while minimizing unintended side effects of currently available therapies.

Behind our portfolio stands a team with a multi-decade track record of drug approvals and commercial success. This track record has been driven by their extensive experience with empirically-driven clinical trial design and implementation, a history of successful interactions with regulatory agencies and relationships with global key opinion leaders. We believe that the distinctive combination of our management team and our existing pipeline has the potential to bring to patients the next generation of transformative neuroscience therapies.

Corporate History and Information

Cerevel Therapeutics, Inc. was formed as a Delaware corporation in July 2018. ARYA Sciences Acquisition Corp II was incorporated in February 2020 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On October 27, 2020, ARYA Sciences Acquisition Corp II completed the acquisition of Cerevel Therapeutics, Inc. pursuant to a business combination agreement dated July 29, 2020, as amended on October 2, 2020, or the Business Combination Agreement. Upon closing of the transactions contemplated by the Business Combination Agreement, Cerevel Therapeutics, Inc. became a wholly owned subsidiary of ARYA Sciences Acquisition Corp II and ARYA Sciences Acquisition Corp II was renamed Cerevel Therapeutics Holdings, Inc. We refer to the transactions contemplated by the Business Combination Agreement in this prospectus as the Business Combination.

The mailing address for our principal executive office is 222 Jacobs Street, Suite 200, Cambridge, MA 02141, and our telephone number is (844) 304-2048. Our website address is http://www.cerevel.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Common stock offered by the Selling Stockholders	76,781,567 shares.

Terms of the offering	The Selling Stockholders will determine when and how they will sell the shares of common stock offered pursuant to this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.

Nasdaq Capital Market symbol	“CERE”

Risk Factors	Any investment in the common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in this prospectus.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to this Offering and Our Common Stock

Sales by the Selling Stockholders of the shares of our common stock covered by this prospectus could adversely affect the market price of our common stock.

The 76,781,567 shares of common stock registered hereby represent approximately 51.8% of our total outstanding shares of common stock as of March 31, 2022. The resale of all or a substantial number of these shares in the public market by the Selling Stockholders, or the perception that such sales might occur, could depress the market price of our common stock, which could impair our ability to raise capital through the sale of additional equity or equity-linked securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	the plan of distribution for the shares of common stock covered by this prospectus;

•

the format, likelihood of success, cost and timing of our clinical trials and other product development activities, including the design of clinical trials and preclinical studies, the timing of initiation and completion of clinical trials and related preparatory work, our ability to collect and interpret clinical trial data and the timing and outcome of regulatory interactions;

•	our ability to recruit and enroll suitable patients in our clinical trials;

•	the potential attributes and benefits of our product candidates;

•	our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;

•	the period over which we anticipate our available financial resources will enable us to fund our operating expense and capital expenditure requirements;

•	the potential for our business development efforts to maximize the potential value of our portfolio;

•	our ability to identify, in-license or acquire additional product candidates;

•	our ability to maintain the Pfizer License Agreement (as defined herein);

•	our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;

•	our ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;

•	our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	regulatory developments in the United States and foreign countries;

•	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;

•	our ability to attract and retain key scientific, medical, commercial or management personnel;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our future financial performance;

•

the ability to recognize the anticipated benefits of the tavapadon financing transaction (including our ability to receive future payments thereunder) and other financing and business development transactions; and

•	the effect of the ongoing COVID-19 pandemic, including as a result of the emergence of new variants, on the foregoing.

The forward-looking statements contained or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” and elsewhere in this prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDERS

This prospectus covers the offer and resale by the Selling Stockholders from time to time of up to 76,781,567 shares of our common stock. The shares of common stock were originally acquired in various transactions from August 2018 through November 2020. We are registering the offer and resale of the shares of common stock to satisfy certain registration rights we have granted to the Selling Stockholders under the Registration and Shareholder Rights Agreement (as defined below).

The Selling Stockholders may from time to time offer and sell any or all of the shares of common stock registered hereunder pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the entities listed in the table below, their permitted transferees and others who later come to hold any of the Selling Stockholders’ interest in the shares of common stock other than through a public sale.

The following table has been prepared based on information provided to us by the Selling Stockholders. It sets forth the names of the Selling Stockholders, the aggregate number of shares of common stock that the Selling Stockholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholders both before and after the offering. We have based percentage ownership prior to this offering on 148,182,798 shares of common stock outstanding as of March 31, 2022. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of their shares of common stock covered by this prospectus. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned after the Offered Shares are Sold(1)
Selling Stockholder	Number	Percent		Number	Percent
BC Perception Holdings, LP(2)	60,632,356	40.9%	50,632,356	10,000,000	6.7%
Pfizer Inc.(3)	27,349,211	18.5%	26,149,211	1,200,000	0.8%

(1)

Shares of common stock beneficially owned after the offered shares are sold were previously registered for resale on a registration statement on Form S-3 filed with the SEC on November 10, 2021 (File No. 333-250964).

(2)

Shares of common stock beneficially owned prior to the offering are based solely on an Amendment No. 2 to a Schedule 13D filed with the SEC on March 3, 2022. Bain Capital Investors, LLC is the ultimate general partner of BC Perception Holdings, LP. As a result, Bain Capital Investors, LLC may be deemed to exercise voting and dispositive power with respect to the shares reported in the table above. Voting and investment decisions with respect to securities held by BC Perception Holdings, LP are made by the managing directors of Bain Capital Investors, LLC, of whom there are three or more and none of whom individually has the power to direct such decisions. The address of BC Perception Holdings, LP is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(3)

Shares of common stock beneficially owned prior to the offering are based solely on an Amendment No. 3 to a Schedule 13D filed with the SEC on April 7, 2022. Ms. Baron and Dr. Birnbaum, each of whom is a member of our board of directors, are each employed by Pfizer Inc., or Pfizer. Neither Ms. Baron nor Dr. Birnbaum has voting or dispositive power over such shares and each of them disclaims beneficial ownership of all such shares. The address of Pfizer is 235 East 42nd Street, New York, New York 10017.

Material Relationships with the Selling Stockholders

The Selling Stockholders are our principal stockholders with whom we have engaged in significant transactions since the inception of Cerevel Therapeutics, Inc., our predecessor, as described in greater detail below. As of the date of this prospectus, BC Perception Holdings, LP and Pfizer, together, own or control more than a majority of the total voting power of our common stock, which gives them significant influence over us. Furthermore, so long as BC Perception Holdings, LP and Pfizer own certain specified amounts of our equity securities, BC Perception Holdings, LP and Pfizer have certain rights to nominate our directors, as explained in greater detail below.

Pfizer License Agreement, the Equity Commitment and Share Purchase Option

Cerevel Therapeutics, Inc.’s principal operations commenced in August 2018 when it acquired licensed technology to a portfolio of pre-commercial neuroscience assets from Pfizer pursuant to a license agreement with Pfizer, or the Pfizer License Agreement, in exchange for the issuance of 3,833,333.33 shares of Series A-2 Preferred Stock and obtained a $350.0 million equity commitment from BC Perception Holdings, LP in exchange for the issuance of Series A-1 Preferred Stock and Series A Common Stock. Pursuant to the equity commitment, Cerevel Therapeutics, Inc. issued and sold to BC Perception Holdings, LP (i) an aggregate of 6,900,000 shares of Series A-1 Preferred Stock and 4,600,000 shares of Series A Common Stock at a purchase price of $10.00 per share in August 2018, (ii) an aggregate of 3,450 shares of Series A-1 Preferred Stock and 2,300 shares of Series A Common Stock at a purchase price of $10.00 per share in July 2019, (iii) an aggregate of 4,204,075 shares of Series A-1 Preferred Stock and 1,795,925 shares of Series A Common Stock at a purchase price of $10.00 per share in December 2019 and (iv) an aggregate of 1,750,000 shares of Series A-1 Preferred Stock and 750,000 shares of Series A Common Stock at a purchase price of $10.00 per share in July 2020.

Upon the closing of the Business Combination, Pfizer’s shares of Series A-2 Preferred Stock were converted into an aggregate of 26,149,211 shares of common stock and BC Perception Holdings, LP’s Series A-1 Preferred Stock and Series A Common Stock were converted into an aggregate of 49,961,943 shares of common stock.

For additional details regarding the Pfizer License Agreement, see “Item 1. Business— Pfizer License Agreement” of, and Note 6, Pfizer License Agreement to our audited consolidated financial statements included in, our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

For additional details regarding the equity commitment from BC Perception Holdings, LP and certain other transactions related thereto, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Equity Commitment and Share Purchase Option” of, and Note 7, Equity Commitment and Share Purchase Option to our audited consolidated financial statements included in, our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Stockholders’ Agreement and the Registration Rights Agreement

In connection with its initial financing, Cerevel Therapeutics, Inc. entered into (i) a stockholders’ agreement and (ii) a registration rights agreement, in each case, with BC Perception Holdings, LP and Pfizer.

The stockholders’ agreement, among other things, provided for the appointment of Cerevel Therapeutics, Inc.’s directors by BC Perception Holdings, LP and Pfizer and certain waivers of the doctrine of corporate opportunity, and the registration rights agreement provided certain registration rights to BC Perception Holdings, LP and Pfizer.

Pursuant to the Business Combination Agreement, the stockholders’ agreement and the registration rights agreement were each terminated at the closing of the Business Combination.

Management Agreements

In connection with its initial financing, Cerevel Therapeutics, Inc. entered into a management agreement with Bain Capital Private Equity, LP and Bain Capital Life Sciences, LP, which are entities related to BC Perception

Holdings, LP, whereby such entities would provide certain management services to Cerevel Therapeutics, Inc. for a fee of $1.0 million per year, paid in quarterly, non-refundable installments. In addition, the management agreement obligated Cerevel Therapeutics, Inc. to pay such entities, in the aggregate, a $5.0 million fee upon the completion of a qualified public offering or change of control transaction, less any quarterly fees previously paid to such entities. All outstanding fees payable under the management agreement were paid upon the completion of the Business Combination. Following the closing of the Business Combination, we entered into a new management agreement with Bain Capital Private Equity, LP and Bain Capital Life Sciences, LP providing for the expense reimbursement and indemnification of such entities. No amounts have been incurred under the new management agreement to date.

PIPE Financing

Concurrent with the execution of the Business Combination Agreement, we entered into subscription agreements with certain investors, including BC Perception Holdings, LP and Pfizer, pursuant to which, on the closing date of the Business Combination, such investors subscribed for and purchased an aggregate of 32,000,000 shares of our common stock at a purchase price of $10.00 per share, for aggregate gross proceeds of $320.0 million. We refer to the foregoing transaction in this prospectus as the PIPE Financing. Of the total amount purchased in the PIPE Financing, BC Perception Holdings, LP purchased $100.0 million and Pfizer purchased $12.0 million. Pursuant to the subscription agreement entered into with BC Perception Holdings, LP, BC Perception Holdings, LP pre-funded $25.0 million of its $100.0 million commitment prior to the closing of the Business Combination, which pre-funded amount was used to fund Cerevel Therapeutics, Inc.’s ongoing operations prior to the completion of the Business Combination.

For additional details regarding the PIPE Financing, see Note 3, Business Combination to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Amended and Restated Registration and Shareholder Rights Agreement

On the closing date of the Business Combination, we entered into an Amended and Restated Registration and Shareholder Rights Agreement with BC Perception Holdings, LP, Pfizer, Perceptive Life Sciences Master Fund Ltd, ARYA Sciences Holdings II and certain individual investors, which agreement was amended by a waiver dated as of January 20, 2021, or as so amended, the Registration and Shareholder Rights Agreement, pursuant to which, among other things, BC Perception Holdings, LP, Pfizer, Perceptive Life Sciences Master Fund Ltd and ARYA Sciences Holdings II, or collectively, the Sponsor Holders, agreed not to effect any sale or distribution of any of our equity securities held by any of them during the lock-up period described therein and were granted certain registration rights and preemptive rights with respect to their respective shares of common stock, and BC Perception Holdings, LP and Pfizer agreed to cast their votes such that our board of directors would be constituted as set forth in the Business Combination Agreement and the Registration and Shareholder Rights Agreement and would have certain rights to nominate directors to serve on our board of directors, in each case, on the terms and subject to the conditions therein.

In particular, the Registration and Shareholder Rights Agreement provides for the following registration rights:

•

Demand registration rights. We are required, upon the written request of any Sponsor Holder, to file a registration statement and use our reasonable best efforts to effect the registration of all or part of such Sponsor Holder’s registrable securities. Promptly upon our receipt of a demand registration request from a Sponsor Holder, we are required to notify all other Sponsor Holders then holding registrable securities of such request and offer each such other Sponsor Holder the opportunity to include its registrable securities in the demand registration statement to be filed.

•

Shelf registration rights. We are required, upon the written request of any Sponsor Holder, to file a shelf registration statement pursuant to Rule 415 under the Securities Act and use our reasonable best efforts to effect the registration of all or a portion of their registrable securities. ARYA Sciences

Holdings II and Perceptive Life Sciences Master Fund Ltd were deemed to have given such a request as of the date of the Registration and Shareholder Rights Agreement with respect to all their registrable securities. Promptly upon our receipt of a shelf registration request from a Sponsor Holder, we are required to notify all other Sponsor Holders then holding registrable securities of such request and offer each such other Sponsor Holder the opportunity to include its registrable securities in the shelf registration statement to be filed. At any time that we have an effective shelf registration statement with respect to a Sponsor Holder’s registrable securities, such Sponsor Holder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown. Upon our receipt of an underwritten shelf takedown request from such Sponsor Holder, we are required to notify the other Sponsor Holders with registrable securities covered by the applicable registration statement and offer each such other Sponsor Holder the opportunity to include its registrable securities in the underwritten shelf takedown.

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Piggyback registration rights. If we propose to file a registration statement to register any of our equity securities under the Securities Act or to conduct a public offering, either for our own account or for the account of any other person, subject to certain exceptions, the Sponsor Holders are entitled to include their registrable securities in such registration statement.

•

Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by us and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration and Shareholder Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.

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Registrable Securities. Our securities cease to be registrable securities when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, such securities have been transferred pursuant to Rule 144 under the Securities Act or such securities have ceased to be outstanding.

•

Lock-up. In connection with any registration pursuant to any of the registration rights described above that is conducted as an underwritten public offering, each Sponsor Holder, we and our directors and officers will, if requested, execute and deliver a customary lock-up agreement with the underwriter(s) of such underwritten public offering, subject to certain customary exceptions.

Furthermore, under the Registration and Shareholder Rights Agreement, each of BC Perception Holdings, LP and Pfizer have agreed to cast all votes to which such entities are entitled such that our board of directors would consist of 11 directors, divided into three classes (being Class I, II and III) with Class I consisting of three directors and Class II and III each consisting of four directors.

For as long as BC Perception Holdings, LP holds an amount of our equity securities that is equal to 50% or more of the amount of securities it held at the closing of the Business Combination, it shall be entitled to nominate four directors, with such right (i) decreasing to three directors at such time when BC Perception Holdings, LP holds 35% or more but less than 50% of the amount of securities it held at the closing of the Business Combination; (ii) decreasing to two directors at such time when BC Perception Holdings, LP holds 20% or more but less than 35% of the amount of securities it held at the closing of the Business Combination; (iii) decreasing to one director at such time when BC Perception Holdings, LP holds 5% or more but less than 20% of the amount of securities it held at the closing of the Business Combination; and (iv) terminating at such time when BC Perception Holdings, LP holds less than 5% of the amount of securities it held at the closing of the Business Combination.

For as long as Pfizer holds an amount of our equity securities that is equal to 50% or more of the amount of securities it held at the closing of the Business Combination, it shall be entitled to nominate two directors, with such right (i) decreasing to one director at such time when Pfizer holds 20% or more but less than 50% of the amount of securities it held at the closing of the Business Combination; and (ii) terminating at such time when Pfizer holds less than 20% of the amount of securities it held at the closing of the Business Combination.

Additionally, for as long as BC Perception Holdings, LP holds an amount of our equity securities that is equal to 60% or more of the amount of securities it held at the closing of the Business Combination, it shall be entitled, with the prior written consent of Pfizer (which consent may not be unreasonably withheld, conditioned or delayed), to nominate two unaffiliated directors to our board of directors. Finally, for as long as Pfizer holds at least 20% of the amount of securities it held at the closing of the Business Combination, Pfizer has the right to designate one non-voting observer to attend each meeting of our board of directors or its committees.

As of the date of this prospectus, N. Anthony Coles was nominated to serve on our board of directors as our chief executive officer; Deborah Baron and Morris Birnbaum were nominated to serve on our board of directors by Pfizer; Christopher Gordon, Adam Koppel, Ruth McKernan and Gabrielle Sulzberger were nominated to serve on our board of directors by BC Perception Holdings, LP; Marijn Dekkers and Norbert Riedel were nominated to serve on our board of directors as unaffiliated directors by BC Perception Holdings, LP, with the prior written consent of Pfizer; and Doug Giordano was nominated to serve on our board of directors as the director mutually agreed by us and ARYA Sciences Holdings II pursuant to the Business Combination Agreement.

In addition, under the Registration and Shareholder Rights Agreement, subject to certain exceptions, in the event that we propose to issue any capital stock or rights, options or warrants to purchase capital stock or other securities convertible into or exchangeable or exercisable for capital stock, or New Securities, each Sponsor Holder has the right to purchase, in lieu of the person to whom we proposed to issue such New Securities, its pro rata proportion of such New Securities. Such preemptive rights will terminate on the earlier to occur of the seventh anniversary of the closing date of the Business Combination and (i) in the case of BC Perception Holdings, LP, the date on which BC Perception Holdings, LP beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination, (ii) in the case of Pfizer, the date on which Pfizer beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination or BC Perception Holdings, LP beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination and (iii) in the case of ARYA Sciences Holdings II and Perceptive Life Sciences Master Fund Ltd, the date on which ARYA Sciences Holdings II and Perceptive Life Sciences Master Fund Ltd beneficially own less than 80% of the amount of securities they held at the closing of the Business Combination or BC Perception Holdings, LP beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination.

Finally, pursuant to the Registration and Shareholder Rights Agreement, to the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (i) any Sponsor Holder, (ii) any member of our board of directors, non-voting observer or any officer who is not our or any of our subsidiaries’ full-time employee or (iii) any affiliate, partner, advisory board member, director, officer, manager, member or shareholder of any Sponsor Holder who is not our or any of our subsidiaries’ full-time employee (any such person listed in (i), (ii) or (iii) being referred to herein as an External Party). Therefore, we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party.

The Funding Agreement

In April 2021, Cerevel Therapeutics, Inc. entered into a funding agreement with BC Pinnacle Holdings, LP, an affiliate of BC Perception Holdings, LP, pursuant to which BC Pinnacle Holdings, LP will provide funding to support our development of tavapadon for the treatment of Parkinson’s disease.

For additional details regarding the funding agreement, see Note 8, Financing Liabilities to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus to permit their resale by the Selling Stockholders or their permitted transferees from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders are responsible for any underwriting discounts and commissions and transfer taxes incurred in disposing of their shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for the shares;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	the distribution of the shares to the Selling Stockholder’s partners, members or shareholders;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) of the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement, of which this prospectus forms a part, is declared effective by the SEC, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Cerevel Therapeutics Holdings, Inc. appearing in Cerevel Therapeutics Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Cerevel Therapeutics Holdings, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.cerevel.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 10, 2022; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 4, 2020, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus, shall be deemed to be incorporated by reference into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(844) 304-2048

Attention: Corporate Secretary

76,781,567 Shares of Common Stock

PROSPECTUS

                    , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee.

Expense	Amount
SEC registration fee		$165,983.63
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees		*
Miscellaneous fees and expenses		*

Total	$	*

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware, or the DGCL, provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL. We currently maintain insurance policies under which, subject to the limitations of the policies, our directors and officers are insured against liability for actions taken in their capacity as directors and officers.

As permitted under Section 102(b)(7) of the DGCL, our certificate of incorporation provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our certificate of incorporation further provides that any amendment, repeal or modification of the provision in our certificate of incorporation limiting a director’s liability, either by our stockholders or an amendment to the DGCL, will not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

Our bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that such person is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Our bylaws also provide that we will advance expenses to such person in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide that we will indemnify each of such directors and executive officers to the fullest extent permitted by law and our certificate of incorporation and bylaws.

Item 16.	Exhibits.

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Incorporation of Cerevel Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 24, 2021).

3.2	By-laws of Cerevel Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 24, 2021).

4.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 24, 2021).

4.2	Subscription Agreement, by and between ARYA Sciences Acquisition Corp II and BC Perception Holdings, LP, dated July 29, 2020 (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on July 30, 2020).

4.3	Amended and Restated Registration and Shareholder Rights Agreement, dated as of October 27, 2020, by and among Cerevel Therapeutics Holdings, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on November 2, 2020).

4.4	Waiver, dated as of January 20, 2021, by and among Cerevel Therapeutics Holdings, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on January 21, 2021).

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

107	Filing Fee Table.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on May 10, 2022.

CEREVEL THERAPEUTICS HOLDINGS, INC.

By:	/s/ N. Anthony Coles
Name:	N. Anthony Coles
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of N. Anthony Coles, Scott Akamine and Mark Bodenrader, acting alone or together with another attorney-in-fact, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ N. Anthony Coles N. Anthony Coles	Chairperson of the Board, Director, and Chief Executive Officer (Principal Executive Officer)	May 10, 2022

/s/ Mark Bodenrader Mark Bodenrader	Chief Accounting Officer and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2022

/s/ Deborah Baron Deborah Baron	Director	May 10, 2022

/s/ Morris Birnbaum Morris Birnbaum	Director	May 10, 2022

/s/ Marijn Dekkers Marijn Dekkers	Director	May 10, 2022

/s/ Doug Giordano Doug Giordano	Director	May 10, 2022

Signature	Title	Date

/s/ Christopher Gordon Christopher Gordon	Director	May 10, 2022

/s/ Adam Koppel Adam Koppel	Director	May 10, 2022

/s/ Ruth McKernan Ruth McKernan	Director	May 10, 2022

/s/ Deval Patrick Deval Patrick	Director	May 10, 2022

/s/ Norbert Riedel Norbert Riedel	Director	May 10, 2022

/s/ Gabrielle Sulzberger Gabrielle Sulzberger	Director	May 10, 2022